        1                                               EXHIBIT 3.2
                                     BY-LAWS

                                        OF

                       ASSOCIATES FIRST CAPITAL CORPORATION
                                 (THE "COMPANY")

                             ADOPTED APRIL 30, 1996


                                    ARTICLE I.

                                     OFFICES


          The registered office of the Company shall be in the City of Wilmington, County of New Castle, State of Delaware. The Company may also have
 one or more offices at such other places, either inside or outside of the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Company may require. The books and records of the
Company
 may be kept (subject to the provisions of the laws of the State of Delaware) at any place, either inside or outside of the State of Delaware, as from time to time may be determined by the Board of Directors.


                                   ARTICLE II.

                                  STOCKHOLDERS

          SECTION 1.  PLACE OF MEETING.

          Meetings of stockholders (whether annual or special) shall be held at such place, either inside or outside of the State of Delaware, as the Board of
 Directors shall from time to time determine.

          SECTION 2.  ANNUAL MEETING.

          The annual meeting of stockholders shall be held on the last
Thursday
 of May of each year or at such other time as shall be determined by the Board of Directors. Should said day be a legal holiday, such annual meeting shall be
 held on the preceding regular business day. If, for any reason, the annual meeting be not held at the time aforesaid, the directors shall fix another date
  for such meeting.

          SECTION 3.  SPECIAL MEETINGS.

          Unless otherwise prescribed by law or by the Company's Restated Certificate of Incorporation, as amended from time to time (the "Charter"), special meetings of stockholders may be held at any time on call of the Chairman of the Board of Directors, a Vice Chairman of the Board of
Directors,
 the President, or, at the request in writing of a majority of the Board of Directors, any officer. Such request shall state the purpose or purposes of the proposed meeting.

          SECTION 4.  NOTICE OF MEETINGS.

          Except as otherwise provided by law, at least twenty (20) days' notice of stockholders' meetings stating the time and place and the objects thereof shall be given by the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, the President, the Secretary or an Assistant
Secretary
 to each stockholder of record having voting power in respect of the business to be transacted thereat. Subject to Section 5 of this Article II, no business other than that stated in the notice shall be transacted at any meeting.

          SECTION 5.  NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

          (A)     Annual Meetings of Stockholders.  (1)  Nominations of
persons
 for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders
 (a) pursuant to the Company's notice of meeting delivered pursuant to Section
4
 of this Article II, (b) by or at the direction of the Board of Directors or
(c)
 by any stockholder of the Company who is entitled to vote at the meeting, who complied with the notice procedures set forth in paragraphs (A)(2) and (A)(3) of this Section 5 and who was a stockholder of record at the time such notice is delivered to the Secretary of the Company.

          (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph
 (A)(1) of this Section 5, the stockholder must have given timely notice thereof in writing to the Secretary of the Company and such business must be a proper subject for stockholder action under the General Corporation Law of the State of Delaware. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Company not less than sixty
 (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the sixtieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the
  Securities Exchange Act of 1934,
 as amended (the "Exchange Act"), (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if
 elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting
and
 any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf
 the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner and (ii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.

          (3)     Notwithstanding anything in the second sentence of paragraph
 (A)(2) of this Section 5 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no
 public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Company at least seventy
 (70) days prior to the first anniversary of the preceding year's annual meeting, a stockholders's notice required by this Section 5 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business
 on the tenth day following the day on which such public announcement is first made by the Company.

          (B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company's notice of meeting pursuant to
 Section 4 of this Article II. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Company's notice of meeting (a)
by
 or at the direction of the Board of Directors or (b) by any stockholder of the
 Company who is entitled to vote at the
 meeting, who complies with the notice procedures set forth in this Section 5 and who is a stockholder of record at the time such notice is delivered to the
 Secretary of the Company. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice required by paragraph (A)(2) of this Section 5 shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the sixtieth day prior to
 such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

          (C) General. (1) Only persons who are nominated in accordance with the procedures set forth in this Section 5 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 5. Except as otherwise provided by law, the Charter or these By-laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be
 brought before the meeting was made in accordance with this Section 5 and, if any proposed
 nomination or business is not in compliance with this Section 5, to declare that such defective proposal or nomination shall be disregarded.

          (2) For purposes of this Section 5, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly
 filed by the Company with the Securities and Exchange Commission pursuant to
 Section 13, 14 or 15(d) of the Exchange Act.

          (3) Notwithstanding the foregoing provisions of this Section 5, a stockholder shall also comply with all applicable requirements of the Exchange
 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 5. Nothing in this Section 5 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

          SECTION 6.  QUORUM.

          At any meeting of stockholders, the number of shares the holders of which shall be present or represented by proxy in order to constitute a quorum
 for, and the votes that shall be necessary for, the transaction of any business shall be as expressly provided in Article 4 of the Charter. At any meeting of stockholders at which a quorum is not present, the person serving as chairman of the meeting or the holders of shares entitled to cast a majority of all of the votes which could be cast at such meeting by the holders of outstanding shares of stock of the Company who are present in person or by proxy and who are entitled to vote on every matter that is to be voted on without regard to class at such meeting may adjourn the meeting from time to time.

          SECTION 7.  ORGANIZATION AND CONDUCT OF BUSINESS.

          The Chairman of the Board of Directors shall act as chairman of meetings of the stockholders. The Board of Directors may designate any other officer or director of the Company to act as chairman of any meeting in the absence of the Chairman of the Board of Directors, and the Board of Directors may further provide for determining who shall act as chairman of any stockholders' meeting in the absence of the Chairman of the Board of
Directors
 and such designee. The person serving as chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order.

          The Secretary of the Company shall act as secretary of all meetings of the
 stockholders, but in the absence of the Secretary the presiding officer may appoint any other person to act as secretary of any meeting.

          SECTION 8.  PROXIES AND VOTING.

         At any meeting of stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

         All voting, including on the election of directors but excepting where otherwise required by law, may be a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or by his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of
 which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.

          SECTION 9.  STOCK LISTS.

          A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at
a
 place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

          The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of
 shares held by each of them.

          SECTION 10.  RATIFICATION.

          Any transaction questioned in any stockholders' derivative suit, or any other suit to enforce alleged rights of the Company or any of its stockholders, on the ground of lack of authority, defective or irregular execution, adverse interest of any director, officer or stockholder, nondisclosure, miscomputation or the application of improper principles or practices of accounting may be approved, ratified and confirmed before or after
 judgment by the Board of Directors or by the holders of the Company's Class A Common Stock, par value $.01 per share ("Class A Common Stock") and the holders
 of the Company's Class B Common Stock, par value $.01 per share ("Class B Common Stock") voting as provided in paragraph (g) of Article 4 of the
Charter,
 and, if so approved, ratified or confirmed, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said approval, ratification or confirmation shall be binding upon the Company and all of its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

          SECTION 11.  INSPECTORS OF ELECTION.

          The Board of Directors may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting, decide upon the qualification of voters, count the votes, decide the results and make a written report thereof in accordance with the General Corporation Law of the State of Delaware. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector
 who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall
 take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.


                                   ARTICLE III.

                                BOARD OF DIRECTORS

          SECTION 1.  NUMBER, TERM OF OFFICE AND ELIGIBILITY.

          Subject to any rights of holders of Preferred Stock to elect additional directors under specified circumstances, as provided in Article 5 of
 the Charter, the number of directors of the Company shall be fixed from time to time exclusively by resolution of the Board of Directors adopted by the affirmative vote of directors constituting not less than a majority of the total number of directors that the Company would have if there were no vacancies on the Company's Board of Directors, but shall consist of not more than twelve (12) nor less than three (3) directors. Each director shall be elected annually by ballot by the holders of Class A Common Stock and the holders of Class B Common Stock voting as provided in paragraph (g) of
Article
 4 of the Charter at the annual meeting of stockholders, to serve until his or her successor shall have been elected and shall have qualified, except as provided in this Section 1. No person may be elected or re-elected a director
 of the Company if at the time of his or her election or re-election he or she shall have attained the age of seventy years, and the term of any director who
 shall have attained such age while serving as a director shall terminate as of the time of the first annual meeting of stockholders following his or her seventieth birthday; provided, however, that the Board of Directors by resolution may waive such age limitation in any year and from year to year with
 respect to any director or directors. Subject to any rights of holders of Preferred Stock, and unless the Board of Directors otherwise determines, any vacancy occurring in the Board of Directors caused by death, resignation, increase in number of directors or otherwise may be filled by the affirmative vote of a majority of the remaining members of the Board of Directors, though less than a quorum, or by a sole remaining director, and except as otherwise provided by law, any such vacancy may not be filled by the stockholders of the Company, and any director so elected shall hold office until the next election of directors and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

          SECTION 2.  MEETINGS.

          Meetings of the Board of Directors may be held at such place, either inside or outside of the State of Delaware, as may from time to time be designated by the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, the President or resolution of the Board of Directors or as may be specified in the call of any meeting. In the absence of any such designation, the meetings shall be held at the principal office of the Company in Irving, Texas.

          An annual meeting of the Board of Directors shall be held on the same day as, and as soon as practicable following the annual meeting of stockholders or at such other time or place as shall be determined by the Board of Directors at its regular meeting next preceding said annual meeting of stockholders. Regular meetings of the Board of Directors shall be held on the last Thursday of February, May, August and November of each year or at such other time as shall be determined by the Board of Directors. Should said day be a legal holiday, such regular meeting shall be held on the next Thursday that is not a legal holiday.

          Special meetings of the Board of Directors may be held at any time on the call of the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, the President or the Board of Directors. Meetings may be held at any time or place without notice if all the directors are present or if those not present waive notice of the meeting in writing.

          SECTION 3.  NOTICE OF MEETINGS.

          The Secretary or an Assistant Secretary shall give notice of the time and place of meetings of the Board of Directors (excepting the annual meeting of directors) by (i) mailing or sending via courier such notice not later than during the second day preceding the day on which such meeting is to be held, or (ii) by (a) sending a facsimile transmission or other form of electronic communication containing such notice or (b) delivering such notice personally or by telephone, in each case, not later than during the first day preceding the day on which such meeting is to be held to each director. Unless otherwise stated in the notice thereof any and all business may be transacted at any meeting.

          SECTION 4.  QUORUM AND ORGANIZATION OF MEETINGS.

          One-third of the total number of members of the Board of Directors as constituted from time to time, but in no event less than three, shall constitute a quorum for the transaction of business; but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice or waiver. Except as otherwise provided by law or by the Charter or these By-laws, a majority of the directors present at any duly constituted meeting may decide any question brought before such meeting.

 Meetings shall be presided over by the Chairman of the Board of Directors or, in his or her absence, by such other person as the Board of Directors may designate or the members present may select.

          SECTION 5.  POWERS

          In addition to the powers and authorities by these By-laws expressly conferred upon them, the Board of Directors shall have and may exercise all such powers of the Company and do all such lawful acts and things that are not
 by statute, the Charter or these By-laws directed or required to be exercised or done by the stockholders. Without prejudice to or limitation of such general powers and any other powers conferred by statute, the Charter or these
 By- laws, the Board of Directors shall have the following powers:

                  (1) To determine, subject to the requirements of law and
          of paragraph (c)(2) of Article 4 of the Charter, what, if any, dividends shall be declared and paid to the stockholders out of net profits, current or accumulated, or out of surplus or other assets of the Company available for dividends.

                  (2) To fix, and from time to time to vary, the amount of
          working capital of the Company, and to set aside from time to time out of net profits, current or accumulated, or surplus of the Company such amount or amounts as they in their discretion may deem necessary and proper as, or as a safeguard to the maintenance of, working capital, as a reserve for contingencies, as a reserve for repairs, maintenance, or rehabilitation, as a reserve for revaluation of profits of the Company or for such other proper purpose as may in the opinion of the directors be in the best interests of the Company; and in their sole discretion to abolish or modify any such provision for working capital or any such reserve, and to credit the amount thereof to net profits, current or accumulated, or to the surplus of the Company.

                  (3) To purchase, or otherwise acquire for the Company, any business, property, rights or privileges which the Company may at the time be authorized to acquire, at such price or consideration and generally on such terms and conditions as they think fit; and at their discretion to pay therefor either wholly or partly in money, stock, bonds, debentures or other securities of the Company.

                  (4) To create, make and issue mortgages, bonds, deeds of trust, trust agreements or negotiable or transferable instruments or securities, secured by mortgage or otherwise, and to do every other act and thing necessary to effect the same.

                  (5) To appoint any person or corporation to accept and hold in trust for the Company any property belonging to the Company, or in which it is interested, or for any other purpose, and to execute such deeds and do all things requisite in relation to any such trust.

                  (6) To remove any officer of the Company with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being.

                  (7) To confer upon any officer of the Company the power to appoint, remove and suspend subordinate officers, agents and employees.

                  (8) To determine who shall be authorized on the Company's behalf, either generally or specifically, to make and sign bills, notes, acceptances, endorsements, checks, releases, receipts, contracts, conveyances, and all other written instruments executed on behalf of the Company.

                  (9) To make and change regulations, not inconsistent with these By-laws, for the management of the Company's business and affairs.

                  (10) To adopt and, unless otherwise provided therein, to amend and repeal, from time to time, bonus and supplemental compensation plans for employees (including employees who are officers or directors) of the Company or any subsidiary. Power to construe, interpret, administer, modify or suspend any such plan shall be vested in the Board of Directors or a committee thereof.

                  (11) To adopt a retirement plan, or plans, for the purpose of making retirement payments to employees (including employees who are officers or directors) of the Company or of any subsidiary thereof; and to adopt a group insurance plan, or plans, for the purpose of enabling employees (including employees who are officers or directors) of the Company or of any subsidiary thereof to acquire insurance protection; any such retirement plan or insurance plan, unless otherwise provided therein, shall be subject to amendment or revocation by the Board of Directors.

                  (12) To delegate any of the powers of the Board of Directors in the course of the business of the Company to any officer, employee or agent, and to appoint any person the agent of the Company, with such powers (including the power to subdelegate) and upon such terms as the Board of Directors may think fit.

          SECTION 6.  RELIANCE UPON BOOKS, REPORTS AND RECORDS.

 Each director, each member of any committee designated by the Board of Directors and each officer, in the performance of his or her duties, shall be fully protected in relying in good faith upon such information, opinions, reports or statements presented to the Company by any of its officers or employees, or by committees of the Board of Directors, or by any other person, as to matters such director, member or officer, as the case may be, reasonably believes are within such person's professional or expert competence and who has been selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Company.

          SECTION 7.  COMPENSATION OF DIRECTORS.

          Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, services as members of committees of the Board of Directors; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefor.

          SECTION 8.  MEETINGS BY MEANS OF CONFERENCE TELEPHONE.

          Unless otherwise provided by the Charter or these By-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 8 shall constitute presence in person at such meeting.


                                   ARTICLE IV.

                                    COMMITTEES

          SECTION 1.  COMMITTEES OF THE BOARD OF DIRECTORS.

          There are hereby established as committees of the Board of Directors an Audit Committee, a Compensation Committee and a Nominating Committee, each of which shall have the powers and functions set forth in Sections 2, 3 and 4 hereof, respectively, and such additional powers as may be delegated to it by the Board of Directors. The Board of Directors may from time to time establish additional standing committees or special committees of the Board of Directors, each of which shall have such powers and functions as may be delegated to it by the Board of Directors. The Board of Directors may abolish any committee established by or pursuant to this Section 1 as it may deem advisable. Each such committee shall consist of two or more directors, the exact number being determined from time to time by the Board of Directors. Designations of the chairman and members of each such committee, and, if desired, a vice chairman and alternates for members, shall be made by the Board of Directors. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. Each committee shall have a secretary who shall be designated by its chairman. A vice chairman of a committee shall act as the chairman of the committee in the absence or disability of the chairman.

          SECTION 2.  AUDIT COMMITTEE.

          The Audit Committee shall select and engage, on behalf of the Company, independent public accountants to (1) audit the books of account and other corporate records of the Company and (2) perform such other duties as the Audit Committee may from time to time prescribe. The Audit Committee shall transmit financial statements certified by such independent public accountants to the Board of Directors after the close of each fiscal year. The selection of independent public accountants for each fiscal year shall be made in advance of the annual meeting of stockholders in such fiscal year and shall be submitted for ratification or rejection at such meeting. The Audit Committee shall confer with such accountants and review and approve the scope of the audit of the books of account and other corporate records of the Company. The Audit Committee shall have the power to confer with and direct the officers of the Company to the extent necessary to review the internal controls, accounting practices, financial structure and financial reporting of the Company. From time to time the Audit Committee shall report to and advise the Board of Directors concerning the results of its consultation and review and such other matters relating to the internal controls, accounting practices, financial structure and financial reporting of the Company as the Audit Committee believes merit review by the Board of Directors. The Audit Committee also shall perform such other functions and exercise such other powers as may be delegated to it from time to time by the Board of Directors.

          SECTION 3.  COMPENSATION COMMITTEE.

          The Compensation Committee shall fix from time to time the salaries of members of the Board of Directors who are officers or employees of the Company and of all Senior Executive Vice Presidents, Executive Vice Presidents and Senior Vice Presidents of the Company. It also shall perform such functions as may be delegated to it under the provisions of any bonus, supplemental compensation, special compensation or stock option plan of the Company.

          SECTION 4.  NOMINATING COMMITTEE.

          The Nominating Committee from time to time shall consider and make recommendations to the Board of Directors with respect to nominations or elections of directors and officers of the Company and the appointments of such other employees of the Company as shall be referred to the Nominating Committee.

          The Nominating Committee from time to time shall consider the size and composition of the Board of Directors and make recommendations to the Board of
 Directors with respect to such matters. Prior to the annual meeting of stockholders each year, and prior to any special meeting of stockholders at which a director is to be elected, the Nominating Committee shall recommend to the Board of Directors persons proposed to constitute the nominees whose election at such meeting will be recommended by the Board of Directors.

          The authority vested in the Nominating Committee by this Section 4 shall not derogate from the power of individual members of the Board of Directors to recommend or place in nomination persons other than those recommended by the Nominating Committee.

          The Nominating Committee also shall perform such other functions and exercise such other powers as may be delegated to it from time to time by the Board of Directors.

          SECTION 5.  OTHER COMMITTEES.

          The Board of Directors, or any committee, officer or employee of the Company may establish additional standing committees or special committees to serve in an advisory capacity or in such other capacities as may be permitted by law, the Charter and these By-laws. The members of any such committee need not be members of the Board of Directors. Any committee established pursuant to this Section 5 may be abolished by the Board of Directors or by the person or body by whom it was established as he, she or it may deem advisable. Each such committee shall consist of two or more members, the exact number being determined from time to time by such person or body. Designations of members of each such committee and, if desired, alternates for members, shall be made by such person or body, at whose will all such members and alternates shall serve. The chairman of each such committee shall be designated by such person or body. Each such committee shall have a secretary who shall be designated by the chairman.

          SECTION 6.  RULES AND PROCEDURES.

          Each committee may fix its own rules and procedures and shall meet at such times and places as may be provided by such rules, by resolution of the committee or by call of the chairman or vice chairman. Notice of meeting of each committee, other than of regular meetings provided for by its rules or resolutions, shall be given to committee members. The presence of one-third of its members, but not less than two, shall constitute a quorum of any committee, and all questions shall be decided by a majority vote of the members present at the meeting. All action taken at each committee meeting shall be recorded in minutes of the meeting.

          SECTION 7.  APPLICATION OF ARTICLE.

          Whenever any provision of any other document relating to any committee of the Company named therein shall be in conflict with any provision of this Article IV, the provisions of this Article IV shall govern, except that if such other document shall have been approved by the stockholders, voting as provided in the Charter, or by the Board of
  Directors, the provisions of such other document shall govern.

                                    ARTICLE V.

                                     OFFICERS
          SECTION 1.  OFFICERS.

          The Officers of the Company shall include a Chairman of the Board of Directors and may include one or more Vice Chairmen of the Board of Directors, each of whom shall be chosen from among the directors, and a President, one or more Senior Executive Vice Presidents, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Treasurer, a Comptroller, a General Counsel and a Secretary, each of whom shall be elected by the Board of Directors to hold office until his or her successor shall have been chosen and shall have qualified. The Board of Directors, the Chairman of the Board of Directors and the President may elect or appoint one or more Assistant Vice Presidents, one or more Assistant Treasurers, one or more Assistant Comptrollers, one or more Assistant General Counsels, one or more Assistant Secretaries, and the Board of Directors may elect or appoint such other officers as it may deem necessary, or desirable, each of whom shall have such authority, shall perform such duties and shall hold office for such term as may be prescribed by the Board of Directors from time to time. Any person may hold at one time more than one office, excepting that the duties of the President and Secretary shall not be performed by one person.

          SECTION 2.  CHAIRMAN OF THE BOARD OF DIRECTORS.

          The Chairman of the Board of Directors shall be the Chief Executive Officer of the Company. Subject to the provisions of these By-laws and to the direction of the Board of Directors, he or she shall have ultimate authority for decisions relating to the general management and control of the affairs and business of the Company and shall perform all other duties and exercise all other powers commonly incident to the position of Chief Executive Officer or which are or from time to time may be delegated to him or her by the Board of Directors, or which are or may at any time be authorized or required by law. He or she shall preside at all meetings of the Board of Directors. He or she may redelegate from time to time and to the full extent permitted by law, in writing, to officers or employees of the Company any or all of such duties and powers, and any such redelegation may be either general or specific. Whenever he or she so shall delegate any of his or her authority, he or she shall file a copy of the redelegation with the Secretary of the Company.

          SECTION 3.  VICE CHAIRMEN OF THE BOARD OF DIRECTORS.

          Subject to the provisions of these By-laws and to the direction of the Board of Directors and of the Chief Executive Officer, the Vice Chairmen of the Board of Directors shall have such powers and shall perform such duties as from time to time may be delegated to them by the Board of Directors or by the Chief Executive Officer, or which are or may at any time be authorized or required by law.

          SECTION 4.  PRESIDENT.

          Subject to the provisions of these By-laws and to the direction of the Board of Directors and of the Chief Executive Officer, the President shall have such powers and shall perform such duties as from time to time may be delegated to him or her by the Board of Directors or by the Chief Executive Officer, or which are or may at any time be authorized or required by law.

          SECTION 5. SENIOR EXECUTIVE VICE PRESIDENTS, EXECUTIVE VICE PRESIDENTS, SENIOR VICE PRESIDENTS AND VICE
 PRESIDENTS.

          Each of the Senior Executive Vice Presidents, each of the Executive Vice Presidents, each of the Senior Vice Presidents and each of the other Vice Presidents shall have such powers and shall perform such duties as may be delegated to him or her by the Board of Directors, the Chairman of the Board of Directors, the President or such other officer or officers to whom he or she is directly responsible.

          SECTION 6.  TREASURER AND ASSISTANT TREASURER.

          The Treasurer, subject to the direction of the Board of Directors, shall have the care and custody of all funds and securities of the Company which may come into his or her hands. When necessary or proper he or she shall endorse on behalf of the Company, for collection, checks, notes and other obligations, and shall deposit all funds of the Company in such banks or other depositaries as may be designated by the Board of Directors or by such officers or employees as may be authorized by the Board of Directors so to designate. He or she shall perform all acts incident to the office of Treasurer, subject to the control of the Board of Directors and such other officer or officers to whom he or she is directly responsible. He or she may be required to give a bond for the faithful discharge of his or her duties, in such sum and upon such conditions as the Board of Directors may require.

          At the request and direction of the Treasurer or, in the case of his or her absence or inability to act, any Assistant Treasurer may act in his or her place. In the case of the death of the Treasurer, or in the case of his or her absence or inability to act without having designated an Assistant Treasurer to act temporarily in his or her place, the Assistant Treasurer so to perform the duties of the Treasurer shall be designated by the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, the President or an Executive Vice President.

          SECTION 7.  SECRETARY AND ASSISTANT SECRETARY.

          The Secretary shall keep full and accurate minutes of the meetings of the stockholders and of the Board of Directors in the proper record book of the Company provided therefor, and, when required, the minutes of meetings of the committees, and shall be responsible for the custody of all such minutes. Subject to the direction of the Board of Directors, the Secretary shall have custody of the stock ledgers and documents of the Company. He or she shall have custody of the corporate seal of the Company and shall affix and attest such seal to any instrument whose execution under seal shall have been duly authorized. He or she shall give due notice of meetings and, subject to the direction of the Board of Directors, shall perform all other duties commonly incident to his or her office or as properly required of him or her by the Chairman of the Board of Directors and such other officer or officers to whom he or she is directly responsible and shall enjoy all other powers commonly incident to his or her office.

          At the request and direction of the Secretary or, in the case of his or her absence or inability to act, any Assistant Secretary may act in his or her place. In the case of the death of the Secretary, or in the case of his or her absence or inability to act without having designated an Assistant Secretary to act temporarily in his or her place, the Assistant Secretary or other person so to perform the duties of the Secretary shall be designated by the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, the President or an Executive Vice President.

          SECTION 8.  ASSISTANT VICE PRESIDENTS AND OTHER OFFICERS.

          Each assistant vice president and other officers shall perform such duties commonly incident to his or her office or as properly required of him or her by the Chairman of the Board of Directors and such other officer or officers to whom he or she is directly responsible.

          SECTION 9.  GENERAL COUNSEL.

          The General Counsel shall have general supervision of all matters of a legal nature concerning the Company. He or she shall perform all such duties
 commonly incident to his or her office or as properly required of him or her by the Chairman of the Board of Directors and such other officer or officers to whom he or she is directly responsible.

          SECTION 10.  COMPTROLLER.

          The Comptroller shall keep and maintain the books of account of the Company in such manner that they fairly present the financial condition of the Company and its subsidiaries. The Comptroller shall have such powers and shall perform such duties as may be delegated to him or her by the Board of Directors, the Chairman of the Board of Directors, the President or the appropriate Executive Vice President, Senior Vice President or Vice President or such other officer or officers to whom he or she is directly responsible.

          SECTION 11.  SALARIES.

          Salaries of officers, agents or employees shall be fixed from time to time by the Board of Directors or by such committee or committees, or person or persons, if any, to whom such power shall have been delegated by the Board of Directors. An employment contract, whether with an officer, agent or employee, if expressly approved or specifically authorized by the Board of Directors, may fix a term of employment thereunder; and such contract, if so approved or authorized, shall be valid and binding upon the Company in accordance with the terms thereof, provided that this provision shall not limit or restrict in any way the right of the Company at any time to remove from office, discharge or terminate the employment of any such officer, agent or employee prior to the expiration of the term of employment under any such contract.

          SECTION 12.  VACANCIES.

          A vacancy in any office filled by election of the Board of Directors may be filled by the Board of Directors by the election of a new officer who shall hold office, subject to the provisions of this Article V, until the regular meeting of the directors following the next annual meeting of the stockholders and until his or her successor is elected.

          SECTION 13.  REMOVAL OR DISCHARGE.

          Any officer may be removed or discharged by the Chairman of the Board of Directors at any time excepting an officer who is also a director. Any officer who also is a director may be discharged at any time by the Board of Directors.


                                   ARTICLE VI.

                                   RESIGNATIONS

          Any director, officer or agent of the Company, or any member of any committee, may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board of Directors, a Vice Chairman of
  the Board of Directors, the President or the Secretary of the Company. Any such resignation shall take effect at the time specified therein, or if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective.


                                   ARTICLE VII.

                         CAPITAL STOCK - DIVIDENDS - SEAL

          SECTION 1.  CERTIFICATES OF SHARES.

          The certificates for shares of the capital stock of the Company shall be in such form, not inconsistent with the Charter, as shall be approved by the Board of Directors. The certificates shall be numbered and signed by the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, the President, an Executive Vice President, a Senior Vice President or a Vice President, and also by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Any and all signatures may be facsimiles.

          All certificates shall bear the name of the persons owning the shares represented thereby, shall state the number of shares represented by such certificate and the date of issue; and such information shall be entered in the Company's original stock ledger.

          SECTION 2.  ADDRESSES OF STOCKHOLDERS.

          It shall be the duty of every stockholder to notify the Company of his or her post office address and of any change therein. The latest address furnished by each stockholder shall be entered on the original stock ledger of the Company and the latest address appearing on such original stock ledger shall be deemed conclusively to be the post office address and the last-known post office address of such stockholder. If any stockholder shall fail to notify the Company of his or her post office address, it shall be sufficient to send corporate notices to such stockholder at the address, if any, understood by the Secretary to be his or her post office address, or in the absence of such address, to such stockholder, at the General Post Office in the City of Wilmington, State of Delaware.

          SECTION 3.  LOST, DESTROYED OR STOLEN CERTIFICATE.


          Any person claiming a stock certificate in lieu of one lost, destroyed or stolen, shall give the Company an affidavit as to his, her or its ownership of the certificate and of the facts which go to prove that it has been lost, destroyed or stolen. If required by the Board of Directors, he, she or it also shall give the Company a bond, in such form as may be approved by the Board of Directors, sufficient to indemnify the Company against any claim that may be made against it on account of the alleged loss of the certificate or the issuance of a new certificate. A new certificate shall be issued upon receipt of such an affidavit and, if required, upon the giving of such a bond.

          SECTION 4.  RECORD OF HOLDER OF SHARES.

          The Company shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claims to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the General Corporation Law of the State of Delaware. The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner.

          SECTION 5.  RECORD DATE.

          In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock (other than conversions or exchanges pursuant to Article 4 of the Charter) or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock (other than conversions or exchanges pursuant to Article 4 of the Charter) or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

          A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          If stockholders are entitled to consent to corporate action in writing without a meeting in accordance with the General Corporation Law of the State of Delaware and the Charter, in order that the Company may determine the stockholders entitled to so consent, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than ten (10) days after the date upon which the resolution fixing the record date is adopted and no record date has been fixed by the Board of Directors and if no prior action by the Board of Directors is required by the General Corporation Law of the State of Delaware, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company in the manner prescribed by Article 12 of the Charter. If stockholders are entitled to consent to corporate action in writing without a meeting in accordance with the General Corporation Law of the State of Delaware and the Charter, and no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the General Corporation Law of the State of Delaware with respect to the proposed action by written consent of the stockholders, the record date for determining stockholders entitled to consent to corporate action in writing shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

          SECTION 6.  REGULATIONS.

          The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent with any of the provisions of
 Article 4 of the Charter, as it may deem expedient, concerning the issue, transfer and registration of certificates for shares of the stock of the Company.

          SECTION 7.  CORPORATE SEAL.

          The corporate seal shall be in such form as shall from time to time be approved by the Board of Directors. If and when so authorized by the Board of Directors, a duplicate of the seal may be kept and used by the Secretary or Treasurer or by any Assistant Secretary or Assistant Treasurer.


                                  ARTICLE VIII.

                    EXECUTION OF CONTRACTS AND OTHER DOCUMENTS


          SECTION 1.  CONTRACTS, ETC.

          Except as otherwise prescribed in these By-laws, such officers, employees or agents of the Company as shall be specified by the Board of Directors shall sign, in the name and on behalf of the Company, all deeds, bonds, contracts, mortgages and other instruments or documents, the execution of which shall be authorized by the Board of Directors; and such authority may be general or confined to specific instances. Except as so authorized by the Board of Directors, no officer, agent or employee of the Company shall have power or authority to bind the Company by any contract or engagement or to pledge, mortgage, sell or otherwise dispose of its credit or any of its property or to render it pecuniarily liable for any purpose or in any amount.

          SECTION 2.  CHECKS, DRAFTS, ETC.

          Except as otherwise provided in these By-laws, all checks, drafts, notes, bonds, bills of exchange or other orders, instruments or obligations for the payment of money shall be signed by such officer or officers, employee or employees, or agent or agents, as the Board of Directors shall by resolution direct. The Board of Directors may, in its discretion, also provide by resolution for the countersignature or registration of any or all such orders, instruments or obligations for the payment of money.

                                   ARTICLE IX.

                                   FISCAL YEAR

   The fiscal year of the Company shall begin the first day of January in each year.



                                    ARTICLE X.

                                  MISCELLANEOUS

          SECTION 1.  ORIGINAL STOCK LEDGER.

          As used in these By-laws and in the Charter, the words "original stock ledger" shall mean the record maintained by the Secretary of the Company of the name and address of each of the holders of shares of any class of stock of the Company, and the number of shares and the numbers of the certificates for such shares held by each of them, taking into account transfers at the time made by and recorded on the transfer sheets of each of the Transfer Agents of the Company although such transfers may not have been posted in the record maintained by the Secretary.

          SECTION 2.  NOTICES AND WAIVERS THEREOF.

          Whenever any notice whatever is required by these By-laws, the Charter or any of the laws of the State of Delaware to be given to any stockholder, director or officer, such notice, except as otherwise provided by the laws of the State of Delaware, may be given personally or by telephone or be given by facsimile transmission or other form of electronic communication, addressed to such stockholder at the address set forth as provided in Section 2 of Article VII of these By-laws, or to such director or officer at his or her Company location, if any, or at such address as appears on the books of the Company, or the notice may be given in writing by depositing the same in a post office, or in a regularly maintained letter box, or by sending it via courier in a postpaid, sealed wrapper addressed to such stockholder at the address set forth in Section 2 of
 Article VII of these By-laws, or to such director or officer at his or her Company location, if any, or such address as appears on the books of the Company.

          Any notice given by facsimile transmission or other form of electronic communication shall be deemed to have been given when it shall have been transmitted. Any notice given by mail or courier shall be deemed to have been given when it shall have been mailed or delivered to the courier.

          A waiver of any such notice in writing, including by facsimile transmission, signed or dispatched by the person entitled to such notice or by his or her duly authorized attorney, whether before or after the time stated therein, shall be deemed equivalent to the notice required to be given, and the presence at any meeting of any person entitled to notice thereof shall be deemed a waiver of such notice as to such person.

          SECTION 3.  VOTING UPON STOCKS.

          The Board of Directors (whose authorization in this connection shall be necessary in all cases) may from time to time appoint an attorney or attorneys or agent or agents of the Company, or may at any time or from time to time authorize the Chairman of the Board of Directors, any Vice Chairman of the Board of Directors, the President, any Senior Executive Vice President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary to appoint an attorney or attorneys or agent or agents of the Company, in the name and on behalf of the Company, to cast the votes which the Company may be entitled to cast as a stockholder or otherwise in any other corporation or association, any of the stock or securities of which may be held by the Company, at meetings of the holders of the stock or other securities of such other corporation or association, or to consent in writing to any action by any such other corporation or association and the Board of Directors or any aforesaid officer so authorized may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and the Board of Directors or any aforesaid officer so authorized may from time to time authorize the execution and delivery, on behalf of the Company and under its corporate seal, or otherwise, of such written proxies,consents, waivers or other instruments as may be deemed necessary or proper in the premises.


                                   ARTICLE XI.

                                    AMENDMENTS

          These By-laws may be altered, amended or repealed at any meeting of the Board of Directors or of the stockholders, provided that notice of such alteration, amendment or repeal be contained in the notice of such meeting of the Board of Directors or stockholders (subject, in the case of meetings of stockholders, to the provisions of Article II of these By-laws), as the case may be. All such amendments must be approved by the affirmative vote of the holders of at least 75% of the total voting power of all classes of outstanding capital stock, voting together as a single class (if effected by action of the stockholders), or by the affirmative vote of directors constituting not less than a majority of the total number of directors that the Company would have if there were no vacancies on the Company's Board of Directors (if effected by action of the Board of Directors).